Exhibit  23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated November 25, 2008 relating to the consolidated financial statements of International Game Technology (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of SFAS 123R, Share-Based Payment and FIN No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109) and relating to the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of International Game Technology for the year ended September 30, 2008 in Registration Statement Nos. 33-20308, 33-63610, 33-69400, 333-24605, 333-81963, 333-85841, 333-94349, 333-83116, 333-91198, 333-123187, 333-123186, 333-136237 and 333-150728 on the respective Forms S-8; and in Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-67928 on Form S-4.

/s/DELOITTE & TOUCHE LLP

Costa Mesa, California
November 25, 2008